Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the BPZ Resources, Inc. Compensation Committee:

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-177464) on Form S-8 of BPZ Resources, Inc. of our report dated March 28, 2013 relating to the financial statements included in this annual report on Form 11-K as of December 31, 2012 and 2011 and for the year ended December 31, 2012 and the period from inception (April 20, 2011) to December 31, 2011.

/s/ Hein & Associates LLP

Houston,Texas
March 28, 2013

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